Exhibit 99.1

EVgo Inc. Reports Fourth Quarter and Full-Year 2021 Results

●	2021 Revenue increased by 52% year-over-year
●	Network throughput in 2021 rose to 26.4 Gigawatt-hours (GWh), a 68% increase over prior year
●	GAAP gross loss narrowed in 2021 to ($6.8) million from ($9.0) million in 2020
●	Adjusted gross profit grew to $5.2 million for full-year 2021 compared to $0.5 million in 2020, and adjusted gross margin grew from 3% in 2020 to 23% in 2021, demonstrating operating leverage in the model from increasing vehicles in operation and throughput
●	Ended year with approximately 340,000 customer accounts, marking an approximate 109,000 year-over-year increase, equating to approximately 80% of non-Tesla US EV sales
●	Active Engineering and Construction pipeline increased to more than 3,100 fast charging stalls as of year-end 2021 vs approximately 2,500 at the year-end of Q3 2021
●	Recently announced new charging partnerships with Toyota and Subaru

●Introduced EVgo eXtendTM business line to increase customer and geographic expansion

Los Angeles, CA, March 23, 2022 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the fourth quarter and full-year 2021 ending December 31, 2021. The Company generated continued growth in revenue, network throughput and customer accounts. EV adoption has accelerated with approximately 142,000 EVs sold in the U.S. during the fourth quarter of 2021 and were approximately 475,000 in full year 2021, illustrating the continued expansion of the EV sector and bringing more drivers onto the EVgo network.

Revenue increased to $7.1 million for the fourth quarter of 2021, compared to $4.2 million in the fourth quarter of 2020, exhibiting 70% year-over-year growth, and compared to $6.2 million for the third quarter of 2021, exhibiting 15% quarter-over-quarter growth. For full-year 2021, revenue increased to $22.2 million, compared to $14.6 million for full-year 2020, reflecting an increase of 52% year-over-year.

Network throughput increased to 8.2 GWh for the fourth quarter of 2021, compared to 4.2 GWh in the fourth quarter of 2020, exhibiting 95% year-over-year growth. For full-year 2021, network throughput reached 26.4 GWh, reflecting growth of 68% year-over-year. Total customer accounts grew to approximately 340,000 as of December 31, 2021, an increase of 47% over the prior-year period.

“EVgo finished 2021 strong, with momentum in revenue growth, customer acquisition and station development,” Cathy Zoi, EVgo’s CEO, stated. “Our expanding suite of charging partnerships with blue chip partners demonstrates not only the acceleration toward an electrified transportation future, but also the strength and differentiation of EVgo’s model. Our 12-year history as a pioneer in the fast-charging space, our commitment to technology-enabled innovation to enhance the EV charging experience for EV drivers, automakers, fleets and retailers, and EVgo’s leadership in ESG are positioning EVgo to continue to deepen and expand our business into a plethora of lucrative opportunities in the rapidly growing space.”

Business Highlights

●	Toyota Charging Program: In February 2022, EVgo and Toyota, the world’s largest automaker, announced a charging credit relationship that will provide charging benefits at EVgo charging stalls for customers who buy or lease Toyota’s new EV, the bZ4X. Toyota expects the first bZ4X models to be available in 2022.
●	Subaru Charging Program: In February 2022, EVgo and Subaru announced a preferred charging credit relationship that will provide EVgo charging credits for customers of Subaru’s new SUV EV, the Solterra. The Solterra is expected to be introduced in 2022.
●	Introduced EVgo eXtend: White label charging solution to capture growing public charging demand in corridors and less urban areas currently underserved by the charging market while retaining attractive return potential
●	Station Development: The company’s operational stall count expanded to 1,676 with the addition 286 charging stalls energized during full-year 2021. The company ended the year with 1,903 stalls either in operation or under construction. In addition, EVgo’s Active Engineering & Development Pipeline grew to approximately 3,100 stalls as of year-end 2021, up from approximately 2,500 at the end of the third quarter 2021.
●	PlugShare User Growth: PlugShare continues to grow as the world’s largest user-generated EV charging platform, surpassing 2 million registered users for the first time, with 1 million downloads in 2021.

Financial & Operational Highlights

The below represent summary financial and operational figures for the fourth quarter of 2021.

●	Revenue of $7.1 million
●	Network throughput of 8.2 gigawatt-hours
●	Gross loss of $1.8 million
●	Net loss of $46.3 million
●	Adjusted gross profit of $2.0 million
●	Adjusted EBITDA of ($16.3) million
●	Cash Flow from Operations of ($11.8) million for the fourth quarter of 2021
●	Capital Expenditures of $25.3 million for the fourth quarter of 2021

The below represent summary financial and operational figures for full-year 2021.

●	Revenue of $22.2 million
●	Network throughput of 26.4 gigawatt-hours
●	Customer account additions of approximately 109,000 accounts
●	Gross loss of $6.8 million
●	Net loss of $57.8 million
●	Adjusted gross profit of $5.2 million

●	Adjusted EBITDA of ($51.4) million
●	Cash Flow from Operations of ($29.6) million for full-year 2021
●	Capital Expenditures of $65.0 million for full-year 2021

($ in 000s)	Q4'21	Q3'21	FY 2021	FY 2020

Network Throughput (GWh)	8.2	8.0	26.4	15.7
Revenue	$7,120	$6,181	$22,214	$14,575
GAAP Gross Profit / (Loss)	($1,824)	($1,653)	($6,830)	($9,045)
GAAP Net Income/(Loss)	($46,322)	$23,591	($57,762)	($48,211)
Adj. Gross Profit/(Loss)[1]	$1,997	$1,370	$5,154	$451
Adj. Gross Margin[1]	28.0%	22.2%	23.2%	3.1%
Adj. EBITDA[1]	($16,310)	($14,272)	($51,370)	($23,957)

	Q4'21	Q3'21	FY 2021	FY 2020
Cash flow from operations	($11,806)	($16,440)	($29,603)	($20,421)
Capital expenditures[2]	($25,324)	($16,338)	($65,003)	($19,510)

1. Adjusted Gross Profit / (Loss), Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures and have not been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definition of non-GAAP Financial Measures” and “Reconciliation of non-GAAP Measures” included elsewhere in this release.

2. Excludes acquisition cost of Recargo/PlugShare.

2022 Financial & Operating Guidance

EVgo is introducing full-year 2022 guidance as follows:

●	Total revenue of $48 – $55 million
●	Network throughput of 50 – 60 GWh
●	Adjusted EBITDA of ($75) – ($85) million

Additionally, EVgo is initiating stall target guidance: at the year-end of 2022, EVgo expects to have a total of 3,000 – 3,300 DC fast charging stalls operational or under construction.

“As demonstrated by our recent partnership announcements, we continue to see substantial interest in EVgo’s market-leading solutions and are prioritizing the rapid expansion of our best-in-class charging network and services,” said Olga Shevorenkova, EVgo’s CFO. “Such a market opportunity necessitates the investments we are making both into SG&A and capex, with a continued focus on a prudent capital allocation practices and long-term value creation of the business. We believe the investments we are making will deliver substantial returns as EV adoption accelerates throughout the decade.”

Conference Call Information

A live audio webcast and conference call for our fourth quarter and year-end 2021 earnings release will be held at 11:00 AM ET / 8:00 AM PT on March 23, 2022. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: 877-407-4018
Toll/International: 201-689-8471
Conference ID: 13726739

This press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is the nation’s largest public fast charging network for electric vehicles, and the first to be powered by 100% renewable energy. As of year-end 2021, with more than 850 charging locations, EVgo’s owned and operated charging network serves over 60 metropolitan areas across more than 30 states and approximately 340,000 customer accounts. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for drivers across the U.S. to enjoy the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, revenues and capital expenditures, EVgo’s expectation of acceleration in our business due to factors including a re-opening economy and increased EV adoption; and the Company’s strong liquidity position enabling effective deployment of chargers. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: changes or developments in the broader general market; ongoing impact from COVID-19 on our business, customers, and suppliers; macro political, economic, and business conditions; our limited operating history as a public company; our dependence on widespread adoption of EVs and increased installation of charging station; mechanisms surrounding energy and non-energy costs for our charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, and tax credits; supply chain interruptions; impediments to our expansion plans; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and risks that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s registration statement on Form S-1 originally filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2021, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures: “Adjusted COGS,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin.” EVgo believes these measures are useful to investors in evaluating EVgo’s financial performance. In addition, EVgo uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo believes that investors should have access to the same set of tools that its management uses in analyzing operating results.

Adjusted Cost of Sales, Adjusted Gross Profit (Loss), Adjusted Gross Margin, EBITDA and Adjusted EBITDA. EVgo defines Adjusted Cost of Sales as cost of sales before: (i) depreciation and amortization, (ii) share-based compensation, and (iii) O&M reimbursement. Adjusted Gross Profit (Loss) is defined as revenues less Adjusted Cost of Sales. Adjusted Gross Margin is defined as Adjusted Gross Profit (Loss) as a percentage of revenues. EVgo defines EBITDA as net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. EVgo defines Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense, (ii) loss on disposal of assets and (iii) other unusual or nonrecurring income (expenses) such as bad debt expense. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted Cost of Sales, Adjusted Gross Profit (Loss), Adjusted Gross Margin, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

Reconciliations of Non-GAAP Measures ($ in 000s)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	YTD 2020	YTD 2021

GAAP Gross Profit / (Loss)	($2,852)	($1,678)	($1,675)	($1,653)	($1,824)	($9,045)	($6,830)

Less:
Site Depreciation & ARO Accretion	$2,528	$2,447	$2,705	$3,020	$3,814	$9,529	$11,986
Stock Option Expense and Other	(10)	(6)	(6)	3	7	(33)	(2)

Adjusted Gross Profit / (Loss)	($334)	$763	$1,024	$1,370	$1,997	$451	$5,154

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	YTD 2020	YTD 2021

GAAP Cost of Sales	$7,045	$5,808	$6,458	$7,834	$8,944	$23,620	$29,044

Less:
Site Depreciation & ARO Accretion	$2,528	$2,447	$2,705	$3,020	$3,814	$9,529	$11,986
Stock Option Expense and Other	(10)	(6)	(6)	3	7	(33)	(2)

Adjusted Cost of Sales	$4,527	$3,367	$3,759	$4,811	$5,123	$14,124	$17,060

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	YTD 2020	YTD 2021

Net Income	($15,519)	($16,610)	($18,421)	$23,591	($46,322)	($48,211)	($57,762)

+ Taxes	6	(1)	1	–	–	2	1
+ Depreciation, ARO Accretion, Amortization	5,000	4,957	5,250	6,414	7,280	19,033	23,901
+ Interest Income / Expense	602	876	1,038	(22)	(35)	1,414	1,857
EBITDA	($9,911)	($10,778)	($12,132)	$29,983	($39,077)	($27,762)	($32,004)

+ Bad Debt, Non-Recurring Costs, Other Adj.	$1,089	$999	$1,123	($44,255)	$22,767	$3,805	($19,366)
Adj. EBITDA	($8,822)	($9,779)	($11,009)	($14,272)	($16,310)	($23,957)	($51,370)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	YTD 2020	YTD 2021

Adjusted Gross Profit / (Loss) - As Previously Reported *	($1,205)	($162)	($61)	$217	$669	($3,092)	$663

Adjusted Cost of Sales Reclassification to G&A	871	925	1,085	1,153	1,328	3,543	4,491

Adjusted Gross Profit / (Loss)	($334)	$763	$1,024	$1,370	$1,997	$451	$5,154

* Q3 2021 and Q4 2021 computed under the original method.

Note: Figures may not sum due to rounding.

Financial Statements

EVgo Inc. (Successor)

Consolidated Balance Sheets

	December 31,	December 31,
(in thousands)	2021	2020
Assets
Current assets
Cash and restricted cash	$484,881	$7,914
Accounts receivable, net	2,559	2,164
Accounts receivable, capital build	9,621	3,259
Receivable from related party	1,500	—
Prepaid expenses	6,395	4,598
Other current assets	1,389	2,037
Total current assets	506,345	19,972
Property, equipment and software, net	133,282	71,266
Intangible assets, net	72,227	67,956
Goodwill	31,052	22,111
Restricted cash	300	—
Other assets	3,115	836
Total assets	$746,321	$182,141

Liabilities, redeemable noncontrolling interest and stockholders’/member’s (deficit) equity
Current liabilities
Accounts payable	$2,946	$2,998
Payables to related parties	—	135
Accrued liabilities	27,078	10,945
Deferred revenue, current	5,144	1,653
Customer deposits	11,592	7,660
Note payable, related party	—	39,164
Capital-build, buyout liability	—	628
Other current liabilities	111	398
Total current liabilities	46,871	63,581
Earnout liability, at fair value	5,211	—
Asset retirement obligations	12,833	8,802
Capital-build liability, excluding buyout liability	23,169	17,388
Deferred revenue, noncurrent	21,709	2,732
Warrant liability, at fair value	48,461	—
Other liabilities	146	151
Total liabilities	158,400	92,654

EVgo Inc. (Successor)

Consolidated Balance Sheets (continued)

	December 31,	December 31,
(in thousands, except share data)	2021	2020
Redeemable noncontrolling interest	1,946,252	—
Stockholders’/member’s (deficit) equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2021; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of December 31, 2021; 68,020,630 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of December 31, 2021	7	—
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of December 31, 2021; 195,800,000 shares issued and outstanding as of December 31, 2021	20	—
LLC interests	—	136,348
Additional paid-in capital	—	929
Accumulated deficit	(1,358,358)	(47,790)
Total stockholders’/member’s (deficit) equity	(1,358,331)	89,487
Total liabilities, redeemable noncontrolling interest and stockholders’/member’s (deficit) equity	$746,321	$182,141

EVgo Inc. (Successor) and EVgo Services LLC (Predecessor)

Consolidated Statements of Operations

	Successor		Predecessor
		January 16,	January 1,
		2020	2020
	Year Ended	Through	Through
	December 31,	December 31,	January 15,
(in thousands, except per share data)	2021	2020	2020
Revenue	$21,652	$11,759	$1,461
Revenue from related parties	562	1,290	65
Total revenue	22,214	13,049	1,526
Cost of revenue (exclusive of depreciation and amortization shown separately below)	17,058	13,416	675
Depreciation and amortization	11,986	9,231	298
Cost of sales	29,044	22,647	973
Gross (loss) profit	(6,830)	(9,598)	553

General and administrative	71,086	34,088	1,247
Transaction bonus	—	5,316	—
Depreciation, amortization and accretion	11,915	9,435	69
Total operating expenses	83,001	48,839	1,316
Operating loss	(89,831)	(58,437)	(763)

Interest expense, related party	1,926	1,414	—
Interest income	(69)	—	—
Other income, related parties	—	—	(342)
Other income, net	(607)	(12,061)	—
Change in fair value of earnout liability	(2,214)	—	—
Change in fair value of warrant liability	(31,105)	—	—
Total other income, net	(32,069)	(10,647)	(342)
Net loss	(57,762)	(47,790)	(421)
Less: net loss attributable to redeemable noncontrolling interest	(51,856)	(47,790)	(421)
Net loss attributable to Class A common stockholders	$(5,906)	$—	$—

Net loss per share to Class A common stockholders, basic and diluted	$(0.09)	N/A	N/A
Weighted-average basic and diluted shares used in computation of earnings per share	68,015	N/A	N/A

EVgo Inc. (Successor) and EVgo Services LLC (Predecessor)

Consolidated Statements of Cash Flows

	Successor		Predecessor
		January 16,	January 1,
		2020	2020
	Year Ended	Through	Through
	December 31,	December 31,	January 15,
(in thousands)	2021	2020	2020
Cash flows from operating activities
Net loss	$(57,762)	$(47,790)	$(421)
Adjustments to reconcile net loss to net cash used in operating activities		—
Depreciation, amortization and accretion	23,901	18,665	368
Net loss on disposal of property and equipment	1,311	1,301	—
Share-based compensation	10,942	929	13
Relief of contingent consideration	—	(3,978)	—
Interest expense, related party	1,926	1,414	—
Change in fair value of earnout liability	(2,214)	—	—
Change in fair value of warrant liability	(31,105)	—	—
Other	761	—	—
Changes in operating assets and liabilities		—
Accounts receivable, net	(195)	50	33
Receivables from related parties	(1,425)	—	(333)
Prepaid expenses and other current and noncurrent assets	(5,691)	1,059	(46)
Accounts payable	(1,294)	519	315
Payables to related parties	(904)	135	(1)
Accrued liabilities	7,027	4,331	(248)
Deferred revenue	21,925	(591)	(37)
Customer deposits	3,931	3,591	13
Other current and noncurrent liabilities	(737)	288	—
Net cash used in operating activities	(29,603)	(20,077)	(344)
Cash flows from investing activities
Purchases of property, equipment and software	(65,003)	(19,344)	(166)
Acquisition of business, net of cash received	(22,762)	—	—
Net cash used in investing activities	(87,765)	(19,344)	(166)
Cash flows from financing activities
Proceeds from CRIS Business Combination	601,579	—	—
Proceeds from note payable, related party	24,000	37,750	—
Payments on note payable, related party	(5,500)	—	—
Proceeds from exercise of warrants	30	—	—
Capital-build funding, net	2,909	7,083	—
Payment of transaction costs for CRIS Business Combination	(28,383)	(3,071)	—
Contributions	—	5,316	—
Net cash provided by financing activities	594,635	47,078	—
Net increase (decrease) in cash and restricted cash	477,267	7,657	(510)
Cash and restricted cash, beginning of period	7,914	257	1,403
Cash and restricted cash, end of period[1]	$485,181	$7,914	$893

[1]

As of January 15, 2020, $0.6 million of cash included in the Predecessor’s balance sheet was not transferred to the Successor in accordance with the Holdco Merger Agreement (defined below) and was excluded from the Successor’s opening balance sheet.

EVgo Inc. (Successor) and EVgo Services LLC (Predecessor)

Consolidated Statements of Cash Flows (continued)

	Successor		Predecessor
		January 16,	January 1,
		2020	2020
	Year Ended	Through	Through
	December 31,	December 31,	January 15,
(in thousands)	2021	2020	2020
Supplemental disclosure of noncash investing and financing activities
Accrued transaction costs for CRIS Business Combination	$352	$—	$—
Asset retirement obligations incurred	$2,456	$902	$—
Non-cash increase in accounts receivable, capital-build, and capital-build liability	$9,272	$—	$—
Reclassification of contingent earnout liability to equity upon triggering event	$10,853	$—	$—
Purchases of property and equipment in accounts payable and accrued liabilities	$14,485	$1,931	$1,759
Contingent earnout liability recognized upon closing of CRIS Business Combination	$18,278	$—	$—
Conversion of note payable, related party, to equity	$59,590	$—	$—
Reclassification of redeemable noncontrolling interest on CRIS Close Date	$436,739	$—	$—
Fair value adjustment to redeemable noncontrolling interest	$1,525,297	$—	$—

EVgo

For investors:
Ted Brooks, VP of Investor Relations
investors.evgo.com
310-954-2943

For Media:
press@evgo.com

Source: EVgo Inc.